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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):   February 4, 2003



                              STONEPATH GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                    0-26929                    65-0867684
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(State or Other Jurisdic-        (Commission File Number)        (IRS Employer
  tion of Incorporation)                                     Identification No.)


1600 Market Street, Suite 1515, Philadelphia, PA                  19103
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code 215-979-8370
                                                   ------------

                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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                      INFORMATION TO BE INCLUDED IN REPORT

         The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of Stonepath Group, Inc. under the Securities Act of 1933.

Item 9.  Regulation FD Disclosure

         On Tuesday, February 4, 2003, members of our senior management are scheduled to participate in a conference call with certain institutional investors in connection with a proposed private placement of our common stock. During the call, our senior management intends to provide the following information.

         For 2002, we expect to report net earnings in the range of $3 million to $3.5 million on revenues in excess of $135 million. We are scheduled to release our 2002 earnings on March 5, 2003 with a conference call on March 6, 2003. We should emphasize our auditors are still doing their fieldwork and will not start reviewing our consolidated results in Philadelphia until next week. Although we do not expect material audit adjustments, there is no assurance that such adjustments will not be required.

         For 2003, we confirm our net earnings target in the $7 million range on revenues estimated in the $180 million range. This estimate was developed assuming an effective tax rate of 8% along with a number of other assumptions detailed in our Form 10-Q for the third quarter of 2002 and excludes the impact of any additional acquisitions.

         The three transactions referred to in our January 13, 2003 press release are in varying stages of due diligence but are progressing nicely. Under the terms of the letters of intent for these transactions, the aggregate base purchase price of these three transactions totals $30 million with initial payments of as much as $12 million payable in a combination of cash and stock. Future earn-out payments would be tied to an aggregate pre-tax earnings target of approximately $5 million. Additional purchase price of up to $11 million could be payable should the future financial performance of the acquired companies materially exceed the cumulative earnings targets during the various earn-out periods.

         It is premature to estimate the impact these transactions will have on our 2003 calendar year because:

         o We have yet to complete our due diligence and confirm the reliability of financial data provided by these companies.

         o We have yet to determine when during the course of the year each of these companies would become members of our consolidated group.

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         o  We have yet to quantify any costs associated with the integration of these companies into the Stonepath platform.

         With all that said, pending the resolution of issues that might arise during due diligence, we remain optimistic that we will be able to close these transactions over the next several months and that they will be significant contributors to the organization.

         This item includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenues consistent with recent results, (ii) our ability to sustain our recent profitability by maintaining overall operating margins, (iii) our ability to identify, acquire, integrate and manage additional businesses in a manner which does not dilute our earnings per share; (iv) our ability to obtain the capital necessary to make additional acquisitions, (v) the uncertainty of future trading prices of our common stock and the impact such trading prices may have upon our ability to utilize common stock to facilitate our acquisition strategy, (vi) the uncertain effect on the future trading price of our common stock associated with the dilution upon the conversion or exercise of outstanding convertible securities, (vii) our dependence on certain large customers, (viii) our dependence upon certain key personnel, (ix) an unexpected adverse result in any legal proceeding, (x) the scarcity and competition for the operating companies we need to acquire to implement our business strategy, (xi) competition in the freight forwarding, logistics and supply chain management industry, (xii) the impact of current and future laws affecting the Company's operations, (xiii) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, (xiv) regional disruptions in transportation, such as those recently experienced on the West Coast of the United States, and (xv) other factors which are or may be identified from time to time in our Securities and Exchange Commission filings and other public announcements, including our Annual Report on Form 10-K filed on March 29, 2002 and our Registration Statement on Form S-3 (Registration No. 333-91240). We have assumed, for the purpose of our 2003 forward-looking statements, that each of our operating companies will achieve, on a stand-alone basis, that level of net income necessary to fully achieve the earn-out payments under its acquisition agreement. There can be no assurance that these and other factors will not affect the accuracy of such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              STONEPATH GROUP, INC.



Date: February 4, 2003           By:  /s/  Dennis L. Pelino
                                      ------------------------------------
                                      Name:  Dennis L. Pelino
                                      Title: Chairman and Chief Executive
                                             Officer